Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock, par value $0.0001 per share, of Grove Collaborative Holdings, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the undersigned contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that the undersigned knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: June 27, 2022

VIRGIN GROUP ACQUISITION SPONSOR II LLC

By:	/s/ James Cahillane
Name: James Cahillane
Title: Attorney-in-fact

CORVINA HOLDINGS LIMITED

By:	/s/ Harold Brunink
Name: Harold Brunink
Title: Attorney-in-fact

VIRGIN GROUP HOLDINGS LIMITED

By:	/s/ Harold Brunink
Name: Harold Brunink
Title: Attorney-in-fact

VIECO INVESTMENTS LTD

By:	/s/ Harold Brunink
Name: Harold Brunink
Title: Attorney-in-fact

SIR RICHARD BRANSON

By:	/s/ Harold Brunink
Name: Harold Brunink
Title: Attorney-in-fact

[Joint Filing Agreement]